Shanghai Rural Commercial Bank　　　　No. 31440184170010

Contract for Maximum Financing

Shanghai Rural Commercial Bank Contract for Maximum Financing
General Terms

Signee:
Lender The name is described in the special agreement article 1
Financing Applicant The name is described in the special agreement article 1

According to relevant national laws and regulations, both parties have formulated this contract by consensus.

Article 1 The maximum amount of financing

1. The maximum amount of financing agreed upon in this contract refers to the maximum amount of financing balance provided by the lender to the financing applicant for all businesses (hereinafter collectively referred to as "loans"), such as loan, trade financing (including but not limited to packaged export loans, import and export documentary bills, etc.), bill acceptance and discount, factoring, opening of credit letter, and opening of the letter of guarantee. The specific amount of financing can be found in the special agreement article 2.

2. The lender has the right to reduce the maximum amount of financing specified in this contract at any time according to the operating conditions and credit status of the financing applicant. The financing applicant agrees to use the loan within the amount of financing reduced by the lender.

3. If the currency used in a specific business specified in this contract is inconsistent with the currency of the maximum financing, it shall be converted into the currency of the maximum financing according to the exchange rate determined by Shanghai Rural Commercial Bank for the purpose of determining the amount of financing. When the exchange rate changes, the lender has the right to convert at the changed exchange rate to determine the maximum amount of financing.

Article 2 The period of maximum financing

1. See the special agreement article 3 for the period of maximum financing. During this period, the financing applicant shall submit an application to the lender for the amount of financing to be used, and the lender shall not accept the application for using the quota if the application is submitted by the financing applicant on a day later than the expiration date of the financing period. **The maturation date of each specific business that occurs during the above period shall not exceed six months after the expiration date of the financing period agreed in this contract.**

2. During the maximum financing period, the specific starting date and maturation date of each business occurring within the amount of maximum financing shall be based on the specific business contract, the specific loan certificate or the relevant creditor's certificate (specific business contract, specific loan certificate and the relevant creditor's certificate are collectively referred to as the "business contract" below).

Article 3 Use of the maximum amount of financing

1. For a specific business and its amount under the maximum amount of financing (excluding project loans), the financing applicant can use it in a revolving fashion. However, each loan must be applied one by one and be approved by the lender before it can be used. The amount of a specific business can be used for other businesses if it is approved

by the lender.
2. The interest rate, discount rate and/or other rates applicable to each specific business incurred in this contract shall be agreed upon between the lender and the financing applicant in a specific business contract.
3. According to the actual business needs, if the business contract involved in a specific business is inconsistent with this contract, the business contract shall prevail.
Article 4 Guarantee Terms
See Special Agreement Article IV.
Article 5 Rights and Obligations of the Financing Applicant
1. The financing applicant has the right to request the lender keep the information of production, operation, asset and account provided by the financing applicant confidential, except as otherwise stipulated by law.
2. The financing applicant assumes the following obligations:
(1) Shall provide true documents requested by the lender, as well as the balance of all bank accounts, account numbers and deposits and loans. In addition, the financing applicant shall cooperate with the lender in its investigation, review and inspection.
(2) Shall accept the annual review and supervision of the lender regarding its use of credit funds, relevant production operations, and financial activities.
(3) The loan shall be used in accordance with the agreed terms specified in each business contract.
(4) The principal and interest of the loan and/or advance payment shall be repaid in full and on time in accordance with this contract and each business contract.
(5) The obligations shall be fulfilled in accordance with this contract and each business contract.
(6) The financing applicant shall immediately notify the lender of the following situations and actively cooperate with the lender to implement safeguard measures, so that the principal and interest of all loans and related expenses borrowed from the lender can be repaid:
A. The occurrence of a major financial loss, asset loss or other financial crisis;
B. Misappropriation of loan funds and other violations of this contract and business contracts;
C. Significant changes in the market related to the operations of the financing applicant that will affect its normal operations;
D. Provide loans or guarantees for the benefit of third parties or for the protection of benefit of third parties against losses, or provide a collateral guarantee(pledge) with own property (rights);
E. Major changes such as merger, separation, reorganization, joint venture (cooperation), transfer of production (shareholding) rights, and reform of the shareholding system;
F. Suspension of business, cancellation or revocation of business license, application for bankruptcy, dissolution, etc.;
G. A major crisis has occurred in the operation or finance of its controlling shareholder or other related companies, thus affecting the normal operation of the financing applicant;
H. A major connected transaction with its controlling shareholder or other related companies, thus affecting the normal operation of the financing applicant;
I. Any litigation, arbitration or criminal or administrative penalty that exerts a material adverse effect on the business or asset status of the financing applicant;

J. Other matters that may affect the ability of the financing applicant to pay debts.

Article 6 Rights and Obligations of the Lender

1. The lender has the following rights:

(1) The right to require the financing applicant to timely repay the principal and interest of the loan and advance payment specified in this contract and business contracts.

(2) The right to require the financing applicant to provide information related to the use of the maximal amount of financing.

(3) The right to know the production operation, financial activities and credit status of the financing applicant.

(4) The right to supervise the use of the loan and/or other funds by the financing applicant according to this contract and business contracts. The right to require the financing applicant to fulfill the obligations stipulated in this contract and business contracts.

(5) If the financing applicant fails to fulfill the obligations stipulated in this contract and/or each business contract, the lender has the right to terminate this contract and to decide to stop providing or cancel the loan or other unused funds of the financing applicant within the maximum financing amount. The right to require the financing applicant to repay the loan prematurely that has been issued within the maximum amount of financing or to require the financing applicant to deposit a corresponding amount of fund.

2. The lender shall keep confidential the assets, finance, production and operation information of the financing applicant, except as otherwise stipulated by law.

Article 7 The financing applicant specifically guarantees the following:

1. The financing applicant is an independent civil entity established in accordance with law and has all necessary rights and capabilities to sign this contract, fulfill the obligations specified in this contract and bear corresponding civil liabilities in its own name.

2. The signing and implementation of this contract have been fully authorized by the shareholders (general) meeting, the board of directors or any other authorized institutions.

3. The documents, materials, and certificates provided by the financing applicant regarding the financing applicant, the guarantor, the mortgagor (the pledger), and the collateral (the pledge) are true, accurate, complete and valid, and do not contain any major mistakes that do not match the facts or any omissions of material facts.

4. At the time of signing this contract, there were no litigation, arbitration, and criminal or administrative penalties with major adverse consequences to the financing applicant or the financing applicant's main assets, and it is expected that such litigation, arbitration, and criminal or administrative penalties will not occur during the execution of this contract. If such litigation, arbitration, and criminal or administrative penalties have occurred, the financing applicant shall immediately notify the lender.

5. Strictly abide by various national laws/regulations and the specified scope of business to carry out business operations. Timely handle the annual inspection procedures for the registration of corporate legal person.

6. Maintain or improve the current level of management to ensure the preservation and appreciation of existing assets. Do not waive any matured debts and do not dispose of existing major assets with unpaid or other inappropriate means.

7. At the time of signing this contract, the financing applicant did not experience any major events that could affect its fulfillment of the obligations specified in this contract.

Article 8 Other expenses

All fees of credit investigations, inspections, notary services and insurance related to this contract. In the event that the financing applicant cannot timely repay the debts owed to the lender specified in this contract, all fees, such as lawyer fees, legal fees, travel expenses, security fees, announcement fees, and asset disposal fees, paid by the lender to ensure that the financing applicant will repay the loan. All above fees shall be paid by the financing applicant.

Article 9 Breach of Contract and Handling

1. When the financing applicant, guarantor, or matters of mortgage/pledge violate the provisions of this contract or business contracts, **or when the financing applicant violates other contracts, agreements or legal documents signed between the financing applicant and the lender,** it constitutes a breach of contract.

2. **In the event of breach of contract, the lender has the right to take the following measures separately or simultaneously, and the financing applicant has no objection to the measures shown below:**

(1) Stop issuing loans that have not been used by the financing applicant within the maximum amount of financing.

(2) Announce that the loans already issued within the maximum amount of financing have matured in advance and collect the principal, interest and related expenses of the loans that have been issued within the maximum amount of financing.

(3) Unilaterally cancel the maximum amount of financing and terminate this contract simultaneously.

(4) For accepted drafts or letters of credit/letters of guarantee that have been opened during the maximum financing period, the lender may require the financing applicant to increase the amount of security deposit regardless of whether the lender has made advanced payment.

(5) Exercise relevant rights of guarantee (if any);

(6) Recourse in accordance with this contract.

Article 10 Change and Cancellation of the Contract

This contract may be changed or cancelled after the lender and the financing applicant have reached a consensus and formulated a written contract. The terms of this contract remain in effect until a written contract for change or cancellation is reached. Neither party may unilaterally change, modify or cancel this contract without authorization.

Article 11 Other matters

1. **During the validity period of this contract, any actions of the lender carried out to forgive, extend or delay the implementation of the lender's rights and benefits specified in this contract in the event of contract violation and delay by the financing applicant shall not impair, affect or restrict all relevant rights and benefits of the lender specified in this contract and in compliance with legal provisions. The above actions shall not be deemed as permission by the lender for any breach of this contract, nor shall they be deemed as that the lender waives the right of action against current or future violations of the contract.**

2. **If this contract becomes legally invalid for any reason, or if some of the terms are invalid, the financing applicant shall still bear the responsibility of repaying all the debts owed to the lender as specified in this contract. If this happens, the lender has the right to terminate this contract and can immediately collect all debts owed by the financing applicant as specified in this contract.**

3. All matters related to this contract shall be delivered to the other party in writing according to the mailing address listed on the first page of this contract (if one party has notified the other party in writing to change the address, the new address shall be used).
4. If a notice is delivered by a courier, the date of receipt by the other party shall be deemed as the date the notice is delivered to the other party; if a notice is delivery by postal mail, the third working day from the date the mail is sent shall be deemed as the date the notice is delivered to the other party.
5. The supplementary written contract reached by both the lender and the financing applicant on unfinished matters of this contract or on any modifications of this contract, the "Table for the Allocation of Maximum Amount of Financing" attached to this contract, and all business contracts specified in this contract constitute the integral parts of this contract.
6. For other matters agreed by both parties, see Special Agreement Article 5.

Article 12 Dispute Resolution

1. The formulation, implementation, interpretation and validity of this contract shall be governed by the laws of the People's Republic of China.
2. **Any dispute concerning this contract shall be governed by the people's court in the competent jurisdiction at the location of the lender.**
3. If the lender and the financing applicant decide to apply for the notarization of various business contracts with the effect of compulsory enforcement, such notarization shall be handled in accordance with the specific agreement of each business contract.

Article 13 Effectiveness of this contract

This contract shall become effective on the date when it is signed by both parties, and shall automatically expire on the date when all debts and other related expenses owed by the financing applicant to the lender are paid in full.

Article 14 Copy Number of Contracts

See Special Agreement Article 6.

Article 15 Special reminder

This contract consists of general terms and special terms. The lender has requested the financing applicant to gain a full and accurate understanding of the printed general terms and filled special terms included in this contract, especially the bold and underlined articles included in the general terms. The lender has fully advised the borrower to pay attention to the bold and underlined articles of this contract, and has provided corresponding explanation of these terms at the request of the financing applicant. Both signing parties agreed on the meaning of this contract and the terms of each agreement.

Shanghai Rural Commercial Bank Contract for Maximum Financing
Special Terms

No. 31440184170010

I. Instructions about the signee:

Lender: Shanghai Rural Commercial Bank, Zhangjiang Hi-tech Branch
Legal representative (person in charge): Li Tianming
Mailing Address: Postal Code:
Contact telephone: Fax:

Financing applicant (full name): ACM Research (Shanghai) Inc.
Legal representative: Hui Wang
Registered address: Postal Code:
Contact telephone: Fax:

II. The lender provides the financing applicant with the maximum amount of financing equal to RMB Ten Million Yuan (including foreign currency with an equal value). The specific variety of business and amount can be found in the attachment to this contract, "Table for the Allocation of Maximum Amount of Financing".

III. The maximum financing period is 12 months, that is, from January 24, 2018 to January 23, 2019. The first transaction of business shall not be later than April 24, 2018. The lender has the right to terminate this contract if the date of first transaction exceeds the date specified above.

IV. Terms of guarantee

1. All debts owed to the lender by the financing applicant specified in this contract shall be guaranteed by the mortgage of ____________ company or ____________ asset that is owned by it and can be disposed of by it legally. The guarantor and the lender will sign a maximum mortgage contract (contract number:____).

2. All debts owed by the financing applicant to the lender specified in this contract shall be guaranteed by ____________ company as a joint guarantor of liability. The guarantor and the lender will sign a maximum guarantee contract (contract number:____).

3. All debts owed by the financing applicant to the lender specified in this contract shall be guaranteed by ____________ company using ____________ asset that is owned by it and can be disposed of by it legally as the collateral. The guarantor and the lender will sign a maximum pledge contract (contract number:____).

4. All debts owed by the financing applicant to the lender specified in this contract shall be guaranteed by Hui Wang personally as a joint guarantor of liability. The guarantor has issued a personal certificate of guarantee for the maximum amount of guarantee (contract number: 31440184410010).

5. All debts owed by the financing applicant to the lender specified in this contract shall be guaranteed by ____________ company as the guarantor. The contract of guarantee shall be signed when corresponding business contracts are signed.

6. ________________

V. Other matters agreed by both parties

VI. This contract has Two copies. The lender and the financing applicant shall each hold two copies, and all other relevant parties shall each hold one copy. Each copy has the same legal effect.

Table for the Allocation of Maximum Amount of Financing

According to the "Shanghai Rural Commercial Bank Contract of Maximum Financing" numbered 31440184170010, the lender provides the financing applicant with a maximum amount of credit line equal to RMB Ten Million Yuan (including foreign currency with an equal value). The specific variety of business and amount are allocated as follows:

Unit: 10,000 yuan

Business Variety	Amount in RMB	Amount in Foreign Currency			Equivalent to RMB in Total
		Currency	Amount	Equivalent to RMB	
1. Working capital loans	1000				
2. Fixed assets loans (not for real estate development)					
3. Mortgage loans of business property					
4. Business property mortgage loan of legal person					
5. Loan for real estate development					
6. Packaged export loan					
7. Import documentary bills					
8. Export documentary bills					
9. Discounting of bank acceptance bills					
10. Discounting of commercial acceptance bills					
11. Factoring financing					
12. Acceptance of bank acceptance bills					
13. Opening of a letter of guarantee					
14. Opening of a letter of credit					
Total					

Note: The above various types of credit lines have been approved by the lender, and the financing applicant can use the lines appropriately.

(No text below)

Lender (Signature/Seal): Shanghai Rural Commercial Bank, Zhangjiang Hi-tech Branch
Legal representative (responsible person) or attorney (Signature/Seal): Li Tianming

Financing Applicant (Signature/Seal): ACM Research (Shanghai) Inc.
Legal representative (responsible person) or attorney (Signature/Seal): Hui Wang

Date of Signing: January 19, 2018
Place of Signing: Shanghai